ADMINISTRATION AGREEMENT

     This Administration Agreement is made this ____ day of ___________, 19___, by and between INGENUITY CAPITAL TRUST, a Delaware business trust (the "Trust"), and INGENUITY CAPITAL MANAGEMENT, LLC, a Delaware limited liability corporation (the "Administrator").

WITNESSETH:

     WHEREAS, the Trust is engaged in business as a non-diversified open-end management investment company and is to be registered as such under the Investment Company Act of 1940, as amended (the "Act") ; and WHEREAS, the Administrator is engaged in the business of rendering administrative and supervisory services to investment companies; and WHEREAS, the Trust desires to retain the Administrator to render supervisory and corporate administrative services to The Medical Specialists Fund (the "Fund") in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the terms and provisions hereinafter set forth, the parties hereto agree as follows:

     1.Employment of the Administrator. The Trust hereby employs the Administrator to administer the affairs of the Fund subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Administrator hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Administrator shall for all purposes herein be deemed to be an independent contractor and, except as expressly provided or authorized (whether herein or otherwise), shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. Obligations of the Administrator. The Administrator, at its expense, shall supply the Board of Trustees and officers of the Trust with all statistical information and reports reasonably required by it and reasonably available to the Administrator and furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the Fund's book of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.

                            ADMINISTRATION AGREEMENT

     This Administration Agreement is made this ____ day of ___________, 19___, by and between INGENUITY CAPITAL TRUST, a Delaware business trust (the "Trust"), and INGENUITY CAPITAL MANAGEMENT, LLC, a Delaware limited liability corporation (the "Administrator").

WITNESSETH:

     WHEREAS, the Trust is engaged in business as a non-diversified open-end management investment company and is to be registered as such under the Investment Company Act of 1940, as amended (the "Act") ; and

     WHEREAS, the Administrator is engaged in the business of rendering administrative and supervisory services to investment companies; and

     WHEREAS, the Trust desires to retain the Administrator to render supervisory and corporate administrative services to The Medical Specialists Fund (the "Fund") in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the terms and provisions hereinafter set forth, the parties hereto agree as follows:

     1.Employment of the Administrator. The Trust hereby employs the Administrator to administer the affairs of the Fund subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Administrator hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Administrator shall for all purposes herein be deemed to be an independent contractor and, except as expressly provided or authorized (whether herein or otherwise), shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. Obligations of the Administrator. The Administrator, at its expense, shall supply the Board of Trustees and officers of the Trust with all statistical information and reports reasonably required by it and reasonably available to the Administrator and furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the Fund's book of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.

INGENUITY CAPITAL TRUST

By:____________________________
Arthur Roth, Chairman

INGENUITY CAPITAL MANAGEMENT, LLC.

By: ____________________________
Kendrick Kam, President